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                                                                    EXHIBIT 23.4

                 CONSENT OF KNOBBE, MARTENS, OLSON & BEAR, LLP


     As intellectual property counsel, we hereby consent to the use of all references to our firm included in or made a part of this registration statement.

                                   /s/ Knobbe, Martens, Olson & Bear, LLP
                                   __________________________________
Newport Beach, California          Knobbe, Martens, Olson & Bear, LLP
September 14, 1999